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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our reports dated November 16, 2001, relating to the financial statements and financial highlights which appear in the September 30, 2001 Annual Reports to Shareholders of the Loomis Sayles Funds consisting of Loomis Sayles Aggressive Growth Fund, Emerging Markets Fund, Global Technology Fund, Growth Fund, International Equity Fund, Research Fund, Small Cap Growth Fund, Small Cap Value Fund, Value Fund (formerly, Loomis Sayles Core Value Fund), Worldwide Fund, Bond Fund, Global Bond Fund, High Income Fund (formerly, Loomis Sayles High Yield Fund), Intermediate Maturity Bond Fund, Investment Grade Bond Fund, U.S. Government Securities Fund, and Managed Bond Fund, which are also incorporated by reference into the Registration Statement.

We also hereby consent to the use of our report dated November 16, 2001, contained in the Statement of Additional Information in this Registration Statement relating to the financial highlights of the Loomis Sayles Investment Grade Bond Retail Class.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2002